Data as of 12/31/16

Manager's Commentary

Market Review

In December, the MSCI Golden Dragon Index declined by 3.89% in US dollar terms. This retreat was mainly driven by the China/Hong Kong markets. On the macro front, activity data was largely stronger than expected and showed stable growth momentum in China. However, stock markets struggled due to both global risks and domestic issues, which included a renewed regulatory crackdown on stock investments by insurance companies and volatility in the property and bond markets. The hawkish US Federal Reserve guidance for future rate hikes has pushed the US dollar higher and added to concerns over the Renminbi's weakness.

At a sector level, all sectors ended the month in negative territory except for Energy, which gained on the optimism of an oil price recovery. Consumer discretionary was the worst performing sector, dragged down by Macau gaming names which suffered from stricter regulations.

Fund Review

The China Fund, Inc. (the "Fund") held up relatively well under weak market conditions and outperformed the benchmark. The outperformance was helped by strong momentum in some of our high conviction names. Semiconductor Manufacturing International Corporation, a mid-cap Chinese semiconductor foundry company, was a key contributor. The company's continued rally into December was backed by an increased stake by a major shareholder as well as the appointment of key talent including a former senior executive at global leader Taiwan Semiconductor Manufacturing Company Ltd., as an independent non-executive director. On a long-term basis, the company continues to gain market share globally and is a major beneficiary from the central government's move to localize the production of higher margin goods. We continue to like the company for its further potential valuation upside and earnings growth potential.

On the other hand, heightened volatility in capital markets has recently resulted in more cautious sentiment and lower turnover. Some of our financial holdings, such as Hong Kong Exchanges & Clearing Ltd. and CITIC Securities Company Ltd. ("CITIC Securities"), which we hold as exposure to the long-term development of financial services in Greater China, suffered in this environment. For CITIC Securities in particular, the share price was weak, in line with other Chinese brokers. With the onshore China bond market seeing a correction due to rising global bond yields and a local forged bond scandal, there is potential earnings impact from mark-to-market bond exposure.

Key Transactions

The key sale over the month was exiting Want Want China Holdings Ltd., a food and beverage manufacturer. The company has suffered from the lack of successful new product launches and intensifying competition. Longer term, we are more cautious of consumers upgrading from current low end staples brands as they become more affluent. In addition, growing participation from foreign brands is resulting in increased marketing and promotional spend, which is another headwind to future earnings growth.

Outlook

With the stabilization of the economic growth outlook and recovering corporate earnings and balance sheets, we are cautiously optimistic on the market going into 2017. Although Chinese equities have delivered moderate returns in 2016, they have still lagged many other emerging markets. As a result, China equity valuations are still reasonable when compared to their historical levels.

Given China's important political transition in the second half of 2017, we believe that the stability of the economy will be a top priority in the coming months. To achieve this goal, the government is expected to be mindful of containing systematic risks while utilizing different policy tools, especially fiscal policy, to support growth. As a result, we have aligned the portfolio positioning with key areas which will benefit from the likely direction of policy. This positioning includes significant exposure to industrials such as railway equipment manufacturing, waste-to-energy and water treatment as well as construction. Additionally, in view of the risk of rising protectionism, we continue to focus on companies where growth is more domestically driven. These include companies that are well positioned to capture the rising affluence of domestic consumers, such as telecommunication services which benefit from the growth of mobile data, as well as internet / e-commerce and life insurance.

In Brief
Fund Data
Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$273.8
Median Market Cap (in billions)	$10.8
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA, CMA Lead Portfolio Manager

Performance (US$ Returns) (as of 12/31/16)
	Fund	Benchmark[1]
One Month	-3.11%	-3.89%
Three Month	-5.81%	-6.29%
One Year	0.60%	5.75%
Three Year	0.83%	2.01%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 12/31/16)	$17.41 / $15.05

High / Low Ranges (52-Week)
High / Low NAV	$19.37 / $14.65
High / Low Market Price	$16.79 / $12.85
Premium/Discount to NAV (as of 12/31/16)	-13.56%

Fund Data (Common Shares)
Shares Outstanding	15,722,675
Average Daily Volume	25,774
Expense Ratio	1.53%

Fund Manager

Christina Chung, CFA, CMA
Lead Portfolio Manager

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective

The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Returns For Periods Ending December 31, 2016*
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	-3.11%	-5.81%	0.60%	0.60%	0.83%	6.34%	8.37%	9.78%
Market Price	-3.16%	-6.05%	-0.48%	-0.48%	-0.64%	5.91%	6.25%	8.77%
MSCI Golden Dragon Index	-3.89%	-6.29%	5.75%	5.75%	2.01%	6.90%	4.22%	—

Calendar Year Returns
	2009	2010	2011	2012	2013	2014	2015	2016
NAV	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%	-5.51%	0.60%
Market Price	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%	-6.38%	-0.48%
MSCI Golden Dragon Index	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%	-7.12%	5.75%

Past performance is not a guide to future returns.

*	Annualized for periods greater than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at December 31, 2016. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium/Discount

Sector Allocation	Fund	Benchmark[1]
Information Technology	38.92%	32.23%
Financials	19.92%	25.60%
Industrials	11.05%	6.28%
Telecom Services	9.54%	5.57%
Real Estate	7.26%	7.74%
Consumer Discretionary	5.98%	8.16%
Energy	2.78%	3.79%
Utilities	1.03%	3.99%
Health Care	0.92%	1.20%
Consumer Staples	0.67%	2.31%
Materials	0.34%	3.14%
Other assets & liabilities	1.60%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation	Fund	Benchmark[1]
China	72.54%	74.99%
Hong Kong Red Chips	29.84%	9.85%
Hong Kong 'H' shares	16.91%	21.34%
Equity linked securities ('A' shares)	0.98%	0.00%
China 'A' & 'B' shares	0.00%	0.13%
Other Hong Kong securities	24.81%	30.70%
Others	0.00%	12.97%
Taiwan	25.86%	25.01%
Other assets & liabilities	1.60%	0.00%

Top 10 Holdings
TAIWAN SEMIC CO LTD (Taiwan)	9.18%
TENCENT HOLDINGS LTD (China)	6.80%
SUN HUNG KAI PROPERTIES LTD (H.K.)	5.70%
CHINA MERCHANTS BANK CO LTD (China)	4.67%
ALIBABA GROUP HOLDING LTD (China)	3.91%
SEMICOND MANUF INT (China)	3.69%
HK EXCHANGES & CLEARING LTD (H.K.)	3.62%
PING AN INSURANCE (China)	3.49%
QINGLING MOTORS CO LTD (China)	3.21%
CHINA UNICOM HONG KONG LTD (China)	3.18%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	14.64	13.35
P/B Ratio	1.46	1.33
Issues in Portfolio	43	283
Foreign Holdings (%)	98.40	100.00
Other assets & liabilities (%)	1.60	0.00
Yield (%)	2.98	2.90

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

1.	MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)
Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—
12/16/15	12/23/15	12/28/15	1/6/16	$1.49580	$0.21330	$0.84620	$0.43630
12/9/16	12/19/16	12/21/16	1/5/17	$0.46780	$0.46780	—	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception

Past performance is not a guide to future returns.

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Information Technology					38.93
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	181.50	4,461,000	25,122,452	9.18
TENCENT HOLDINGS LTD	700	189.70	760,900	18,615,741	6.80
ALIBABA GROUP HOLDING LTD	BABA	87.81	121,966	10,709,834	3.91
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	12.18	6,422,900	10,089,365	3.69
DELTA ELECTRONICS INC	2308	159.50	1,548,359	7,662,765	2.80
HON HAI PRECISION INDUSTRY CO LTD	2317	84.20	2,537,100	6,628,311	2.42
LARGAN PRECISION CO LTD	3008	3,790.00	54,000	6,350,182	2.32
ADVANTECH CO LTD	2395	254.50	798,841	6,308,140	2.30
DIGITAL CHINA HOLDINGS LTD	861	5.87	7,444,000	5,635,466	2.06
BAIDU INC	BIDU	164.41	32,722	5,379,824	1.97
PRIMAX ELECTRONICS LTD	4915	44.10	1,985,000	2,716,141	0.99
GOLDPAC GROUP LTD	3315	2.06	5,021,000	1,333,960	0.49
Financials					19.90
CHINA MERCHANTS BANK CO LTD	3968	18.18	5,450,500	12,779,552	4.67
HONG KONG EXCHANGES & CLEARING LTD	388	183.20	419,700	9,916,304	3.62
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	38.80	1,911,000	9,562,640	3.49
CHINA CONSTRUCTION BANK CORP	939	5.97	10,814,000	8,326,186	3.04
FUBON FINANCIAL HOLDING CO LTD	2881	51.00	3,758,000	5,946,756	2.17
CATHAY FINANCIAL HOLDING CO LTD	2882	48.20	2,880,000	4,307,177	1.57
CITIC SECURITIES CO LTD	6030	15.76	1,810,000	3,678,919	1.34
Industrials					11.05
CHINA EVERBRIGHT INTERNATIONAL LTD	257	8.79	5,729,000	6,494,610	2.37
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	11.60	3,046,000	4,556,940	1.66
CK HUTCHISON HOLDINGS LTD	1	87.90	310,000	3,514,277	1.28
BEIJING ENTERPRISES HOLDINGS LTD	392	36.65	704,500	3,329,970	1.22
ZHUZHOU CRRC TIMES ELECTRIC CO LTD	3898	39.35	647,500	3,286,018	1.20
QINGDAO PORT INTERNATIONAL CO LTD	6198	3.74	6,596,000	3,181,542	1.16
KING SLIDE WORKS CO LTD	2059	417.00	239,000	3,092,339	1.13
JARDINE MATHESON HOLDINGS LTD	J36	55.25	51,100	2,823,275	1.03
Telecom Services					9.55
CHINA UNICOM HONG KONG LTD	762	9.03	7,466,000	8,694,831	3.18
CHINA MOBILE LTD	941	82.20	709,000	7,516,289	2.75
PCCW LTD	8	4.20	8,623,000	4,670,819	1.71
CHUNGHWA TELECOM CO LTD	2412	101.50	846,000	2,664,340	0.97
HUTCHISON TELECOMMUNICATIONS HK HOLDINGS LTD	215	2.50	7,974,000	2,570,997	0.94
Real Estate					7.26
SUN HUNG KAI PROPERTIES LTD	16	98.00	1,234,000	15,596,482	5.70
CHINA OVERSEAS LAND & INVESTMENT LTD	688	20.55	1,616,000	4,282,906	1.56
Consumer Discretionary					5.98
QINGLING MOTORS CO LTD	1122	2.35	28,960,000	8,777,1 16	3.21
SANDS CHINA LTD	1928	33.70	810,800	3,523,944	1.29
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.01	888,827	2,675,369	0.98
LI & FUNG LTD	494	3.41	3,128,000	1,375,645	0.50
Energy					2.78
CNOOC LTD	883	9.70	6,077,000	7,602,324	2.78
Utilities					1.03
CHINA RESOURCES POWER HOLDINGS CO LTD	836	12.32	1,778,000	2,825,061	1.03
Health Care					0.92
CSPC PHARMACEUTICAL GROUP LTD	1093	8.28	2,364,000	2,524,429	0.92
Consumer Staples					0.67
VINDA INTERNATIONAL HOLDINGS LTD	3331	14.50	984,000	1,840,130	0.67

The China Fund, Inc.

Portfolio in Full

Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Materials					0.34
TIANGONG INTERNATIONAL CO LTD	826	0.99	7,246,000	925,164	0.34

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the Fund's annual and semiannual reports, proxy statement and other Fund information, which may be obtained by contacting your financial advisor or visiting the Fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2017 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-1216